Exhibit 10.6

GENERAL LOAN AGREEMENT

Bank Loan Contract No. 2000/03/40

Almaty, June 2, 2003

Open Joint-Stock Company Bank TuranAlem

represented by its Vice Chief Executive Officer Mr. Saparov Arsen Kuandykovich acting on the basis of the Power of Attorney #01-191 dated December 27, 2002

Subsidiary Open Joint-Stock Company Caspi Neft TME

represented by Chief Executive Officer Mr. Anatole Kunevich, acting on the basis of the Charter

TransMeridian Exploration Inc. (BVI)

represented by the President Mr. Lorrie Olivier, acting on the basis of the Articles of Associations

The Company BRAMEX MANAGEMENT INK

represented by Mr. Sadykov K., acting on the basis of the Power of Attorney dated October 22, 2002,

have signed this Agreement as follows:

Agreement

Terms and definitions used in this Agreement

If this Agreement does not provide otherwise clearly, terms and definitions starting from uppercase letters used throughout the Agreement, have the following meanings:

1.                            The Creditor – OJSC Bank TuranAlem:

2.                            The Borrower – SOJSC Caspi Neft TME;

3.                            The Shareholder 1 – TransMeridian Exploration Inc. (BVI)

4.                            The Shareholder 2 – BRAMEX MANAGEMENT INK.

5.                            The Parties – OJSC Bank TuranAlem, SOJSC Caspi Neft TME, TransMeridian Exploration Inc. (BVI) and BRAMEX MANAGEMENT INK.

6.                            Shares 1 – 9,550 (nine thousand five hundred and fifty) common registered shares of the Borrower, with NIN (National Identification Number) KZ1C41630418, par value KZT 1,000 (one thousand), issued in uncertified form and owned by the Shareholder 1, as per the proprietary right;

7.                            Shares 2 – 9,550 (nine thousand five hundred and fifty) common registered shares of the Borrower, with NIN (National Identification Number) KZ1C41630418, par value KZT 1,000 (one thousand), issued in uncertified form and owned by the Shareholder 2, as per the proprietary right;

8.                            The Loan Limit – an amount of $30,000,000.00 (thirty million U.S. dollars) assigned for the Borrower. Within the limit of this amount during the currency of this Agreement the Borrower can receive currency and Tenge loans (credits), financial instruments (guarantees, L/Cs etc.) granted by the Creditor to the Borrower on the irreplaceable basis and on the conditions stipulated by this Agreement and the Credit Contracts.

9.                            The Credit – financial (credit) resources allotted to the Borrower by the Creditor on conditions stipulated by Credit Contracts and this Agreement, in total amount not exceeding the Loan Limit. Credits shall be allotted in accordance with the Financing Scheme stipulated by an agreement of the Parties, terms and conditions of which are fixed by each Credit Contract separately.

10.                     The Credit Contract – Credit Contracts, Bank Loan Agreements, Agreements for L/C special servicing, Backing Agreements (aval of the Bill of Sales), Bank Guarantee Agreements, Agreements for purchase of the Borrower’s bonds for the purpose of their further placement, or acting as the underwriter, the Overdraft Limit Agreement, Agreements for discounting of the bills, and other agreements signed between the Creditor and the Borrower within this Agreement, as well as the Bank Loan Agreement # 2000/03/100/147 dated April 17, 2003, Bank Loan Agreement No. 2000/03/100/161 dated April 23, 2003 and the Bank Loan Agreement # 200/03/100/197 dated May 12, 2003, signed by the Borrower and Creditor prior to signing of this Agreement.

Credit Contracts, including contracts signed prior to signing this Agreement shall be concluded for the total amount not exceeding $30,000,000, and shall be considered as an integral part of this Agreement.

Herewith the Parties have agreed that all Credit Contracts signed under this Agreement shall include a reference to it.

11.                     The Financing Scheme – allotting the Credit in the form of money (cash financing) or other financial instruments, letters of guarantee, backings, pawns, L/Cs, rendering of underwriting services on placement of the Borrower’s securities, and other services.

12.                     Interest – remuneration accrued by the Creditor to the Borrower for using of the loan funds:

a) In Tenge: at a rate of 15% (fifteen percent) per annum, with application of the indexation coefficient for the Credits the maturity of which is over a year;

b) In U.S. dollars: 15% (fifteen percent) per annum.

c) the amount of Commission for the Credits allotted as L/Cs, guarantees, pawns and backing is 5% (five percent) per annum or/and stipulated by the Credit Contracts.

13.                     Additional interest – an amount due from the Borrower pursuant to paragraphs 2.3. and 2.6 of this Agreement.

14.                     Utilization Deadline – the date established by this Agreement after which the Credits, L/Cs, bank guarantees under the terms of this Agreement shall not be allotted. The Utilization Deadline is May 31, 2005.

15.                     Final maturity Date – 31 May 2008, the final date for full repayment of the amounts of Loan and Interests accrued for using of the Loan, commission remuneration stipulated by the terms of every Credit Contract.  Terms of repayment stated by every Credit Contract executed within currency of loan limit shall not exceed the Final Maturity Date as per this Agreement.

In case the Final Maturity Date is not a Business Day, it shall be shifted to the next Business Day. In case the next Business Day, following the non-business day, falls to the following calendar month, the payment shall be executed on a Business Day preceding such payment date.  This shift of payment terms will be taken into consideration on accruement of the Interest for using of the Loan; i.e. the Interest will be accrued at the rate established by this Agreement till the date of actual transfer of funds to the Creditor’s account.

16.                     Subsoil Use Right (Right of Subsoil Use) – the right to own and use subsoil within the limits of the Contract Territory granted to the Borrower according to the Decree of the President of the Republic of Kazakhstan having a Law force “On subsoil and subsoil use” #2828 dated January 27, 1996, and the Contract.

17.                     The Contract – the contract for hydrocarbon exploration at the oilfield South Alibek located in Mugalzharsky district, Aktubinsk Oblast, Kazakhstan, signed on March 7, 2000 between the Investment Agency of the Republic of Kazakhstan and OJSC Caspi Neft according to the License Series #1557, issued on April 29, 1999 by the Government of the Republic of Kazakhstan, as well as the Agreement on changes made to the Contract dated July 31, 2001 (state registration #729 dated 31.07.2001) and the Agreement on changes made to the Contract dated April 25, 2000 (state registration #457 dated 25.04.2000), other agreements on amending of the Contract.

18.                     The Contract Territory – means the territory stipulated by the License Series #1557 dated 29.04.1999 (State registration certificate of the Contract #419 dated 07.03.2000) with geographic coordinates stated in Appendixes #1-1 (geological allotment), #3-1 (Geological location cartogram), allotted for exploration works (at the oilfield South Alibek located in Mugalzharsky district, Aktubinsk Oblast, Kazakhstan).

19.                     Security (Pledge) - property, assets, the right of subsoil use, proprietary and non-proprietary rights the Borrower transfers to secure fulfillment of its obligations to the

Creditor under this Agreement, as well as 100% of the Borrower’s shares owned by the Shareholder 1 and the Shareholder 2.

20.                     Default – failure to fulfill or improper fulfillment by the Borrower of provisions of this Agreement, General Loan Agreement as well as agreements and contracts signed under and in pursuance of this Agreement.

21.                     Additional Requirements – justified requirement of the Creditor to pledge the equipment purchased by the Borrower and other tangible assets for the amount exceeding seven million six hundred thousands (7,600,000.00) KZ Tenge or transfer the right of claim for the accounts receivable.

22.                     Loan account – a special account opened by the Creditor and intended for servicing the Borrower. From this account the loans are granted and to this account will be received the money transmitted to pay off the Borrower’s debt on the Credit and Interest.

23.                     The Project – means exploration, development and facilities construction at South Alibek oilfield located in Mugalzharsky district, Aktubinsk Oblast, Republic of Kazakhstan, according to the License Series #1557 dated April 29, 1999 and the Contract for subsoil use operations at the said oilfield (State registration certificate of the Contract # 419 dated 07.03.2000), as well as within other territories for which the Borrower has been granted the right of subsoil use on the moment of this Agreement’s signing, financed by the Creditor pursuant to provisions of this Agreement.

24.                     The irreducible balance – an amount of KZT 1,200,000.00 (one million two hundred thousand Tenge) of the permanent daily irreducible balance of money on the Borrower’s bank accounts, which the Borrower shall maintain throughout the period of validity of this Agreement.

25.                     Potential default – means an occurrence that causes admittance of invalidity of the Contract initiated by either Party, suspension of the Contract for over 20 (twenty) business days, a resolution of the Competent Body or State Bodies to terminate the Contract unilaterally, as well as a court decision in effect to collect from the Borrower an amount exceeding KZT 456,000,000.00 (four hundred fifty six million Tenge).

26.                     The Auditor – a company having a respective license as well as other permissive documents provided for by the laws of the Republic of Kazakhstan to perform auditing activities and conducting the latter within the Republic of Kazakhstan within at least 5 (five) years meeting the advanced Kazakhstani and international accounting and audit practice and approved by the Parties.

27.                     Shares Sale and Purchase Agreement – Sale and Purchase Agreement for the shares of the Borrower concluded between shares between the Shareholder 1 and the Shareholder 2 dated November 20, 2001.

28.                     Banking services – performance of the complete list of bank operations stipulated by the current legislation of the Republic of Kazakhstan to be rendered on the contractual basis between the Creditor and the Borrower, on the paid basis according to tariffs of services approved in the stated order.

29.                     A business day – an operational day, i.e. a period of time within which the bank receipts instructions related to money transfer and to suspend or cancel such instructions from the Borrower, and sending the latter notifications concerning money transfers.

30.                     Reimbursement Date – the date of repayment of the Loan amount and accrued Interest and it means any Business Day falling on the day, specified in this Agreement. In case the Reimbursement Date is not a Business Day, it shall be shifted to the following Business Day.

31.                     Production – a series of jobs/operations related to oil and gas extraction from the Subsoil to the surface.

32.                     Subsoil – for the purposes of this Agreement this term has a definition given it in the Decree of the President of the Republic of Kazakhstan having a Law force “On soils and soil-use” #2828 dated January 27, 1996.

33.                     The Credit Currency – means U.S. dollars and Tenge.

34.                     State Agencies – state power agencies: representative, executive, judicial, and the National Bank of the Republic of Kazakhstan vested with power authorization, certain competence and necessary means to perform tasks the state shall fulfill.

35.                     Competent Body – an executive state body of the Republic of Kazakhstan which is delegated rights directly related to signing and execution of the Contract, as well as registration of the pledge for the Subsoil Use Right.

36.                     Affiliated company – means as it is stipulated by Article 64 of the law “On Joint-Stock Companies” dated May 13, 2003.

37.                     Investments - purchasing of securities, shares, bonds, bills of exchange, equities in share capitals; establishment of any legal entities, consortiums; purchasing of other assets that are not associated with fulfillment of the Work Program or the Project, save for placement of money or hard currencies on deposits in OJSC Bank TuranAlem.

38.                     Intended use of assets – utilization of the Credit to fulfill the Work Program in accordance with the Contract

39.                     The Work Program – all kinds of plans prepared for the Borrower to perform works related to development of the Project, as well as all kinds of plans those pursuant to the legislation of the Republic of Kazakhstan shall be approved by the Authorized Body.

40.                     Cross-default – non-fulfillment of contractual and other obligations to third persons by the Borrower, which in aggregate exceed the amount of KZT 400,000,000.00 (four hundred million Tenge).

41.                     The License – the license for the right to use Subsoil in the Republic of Kazakhstan Series #1557 dated April 29, 1999, held by the Borrower.

42.                     BLA (Basic Loan Agreement) - General Loan Agreement (bank loan agreement) # 2-0402-2 dated February 4, 2002 concluded between OJSC ‘Bank TuranAlem’, SOJSC ‘Caspi Neft TME’ the Company ‘TransMeridian Exploration Inc.’ (BVI) and OJSC ‘Kazstroiproject’.

43.                     Equipment – property of the Borrower given as a pledge to the Creditor under the Pledge Agreement for the capital assets concluded between the Creditor and Borrower.

1.                                      Representations and Guarantees

1.1                                 The Borrower represents and guarantees that:

1.1.1.                     being a legal entity according to the legislation of the Republic of Kazakhstan, it is entitled to sign this Agreement on its own behalf;

1.1.2                        this Agreement has been sanctioned and is being fulfilled properly by it and constitutes an effective and having a legal force obligation of the Borrower being subject to fulfillment according to terms and conditions stipulated in this Agreement;

1.1.3                        provisions of this Agreement and proper fulfillment of its terms and conditions will not cause breaking of the Charter and/or ant provision contained in any agreement or document under which the Borrower is a party, or according to which it has commitments, or any act of law, standard legal documents, regulations, or judgment related to it;

1.1.4                        at the moment of signing this Agreement it has no commitments on outstanding local and federal taxes for the amount not more than KZT 456,000,000.00 (four hundred fifty six million Tenge);

1.2                                 The Creditor represents and guarantees that:

1.2.1                        being a legal entity according to the legislation of the Republic of Kazakhstan it is entitled to sign this Agreement on its own behalf;

1.2.2                        this Agreement has been sanctioned and is being fulfilled by it properly, and is and effective and having legal force obligation of the Creditor, being subject to fulfillment pursuant to terms and conditions stipulated in this Agreement;

1.2.3                        provisions of this Agreement and proper fulfillment of its terms and conditions will not cause breaking of provisions of the current legislation or the Creditor’s Charter;

1.3.                              The Shareholder 1 represents and guarantees that:

1.3.1                        being a legal entity according to the legislation of the British Virgin Islands it is entitled to sign this Agreement on its own behalf;

1.3.2                        this Agreement has been sanctioned and is being fulfilled by it properly and is an effective and having legal force obligation of the Shareholder 1, being subject to fulfillment in accordance with terms and conditions stipulated in this Agreement;

1.3.3                        provisions of this Agreement and proper fulfillment of its terms and conditions will not cause breaching the Charter and/or ant provision contained in any agreement or document.

1.4.                              The Shareholder 2 represents and guarantees that:

1.4.1.                     being a legal entity according to the legislation of the British Virgin Islands it is entitled to sign this Agreement on its own behalf;

1.4.2.                     this Agreement has been sanctioned and is being fulfilled by it properly and is an effective and having legal force obligation of the Shareholder 2, being subject to fulfillment in accordance with terms and conditions stipulated in this Agreement;

1.4.3.                     provisions of this Agreement and proper fulfillment of its terms and conditions will not cause breaking the Charter and/or ant provision contained in any agreement or document.

2.                                      Subject of the Agreement

2.1.                              The Creditor fix for the Borrower the loan limit in amount $30,000,000.00 US Dollars on the terms of specified utilization, urgency, payment, recoverability, and security. Thus, the amounts granted under the Credit Contract # 2000/03/100/147 dated April 17, 2003 and the Credit Contract # 2000/03/100/161 dated April 23, 2003, Bank Loan Agreement # 200/03/100/197 (credit agreement) dated May 12, 2003 shall be deemed a utilized portion of the Loan Limit.

2.1.1.                     Credits shall be allotted to the Borrower if the Borrower meets the following conditions:

2.1.1.1.            The Borrower meets all requirements stated by legislation of the Republic of Kazakhstan for performance of large deals;

2.1.1.2               The Borrower provides the Security, in connection with which it shall sign and have the respective changes registered by authorized state bodies to increase the principal liability, to the following agreements:

•                  The Pledge Agreement for the Right of Subsoil Use #52/z dated February 4, 2002 signed between the Creditor and the Borrower;

•                  The Pledge Agreement for the Capital Assets #68/z dated February 4, 2002 signed between the Creditor and the Borrower,

and shall submit to the Creditor respective certificates confirming such registration.

2.1.1.3.            The Borrower shall transfer and keep all settlement accounts in OJSC ‘Bank TuranAlem’;

2.1.1.4.            The Borrower shall perform an independent estimation of the Equipment to be pledged, and in connection with this it shall insert changes and initiate state registration of respective changes to the Pledge Agreement for the Capital Assets #68/z dated February 4, 2002 signed between the Creditor and the Borrower.

2.1.1.5.            The Shareholder 1 and the Shareholder 2 shall provide the Security. In connection with it they shall sign and register respective changes for increase of the principal liability with the register-keeper, into the following agreements:

•                  The Share Pledge Agreement #54/z dated February 4, 2002 signed between the Creditor and the Borrower, and the Shareholder 1;

•                  The Share Pledge Agreement 6/H dated November 4, 2002 signed between the Creditor, the Borrower, and the Shareholder 2;

and shall submit respective confirmation documents.

2.2.                              The Creditor shall grant to the Borrower Credits pursuant to the Credit Contracts not later the Utilization Deadline and the final date of repayment of any amount allotted under this Agreement, or fulfillment of other Borrower’s obligations arousing from this Agreement not later than Final Maturity Date, if other terms are not caused by occurrence of events mentioned in Article 7 of this Agreement, or in an additional agreement between the Parties.

2.3.                              The Borrower shall pay to the Creditor Commitment fee (hereinafter referred to as the Commission) in the amount of 0.5% of the unutilized amount of the Loan recorded as of the date of payment of the Commission.  The Borrower shall pay the Commission quarterly within 3 (three) Business Days upon receipt of the Creditor’s written request.

2.4.                              For the use of the Loan within the Loan Limit the Borrower undertakes to pay to the Creditor the Interest in accordance with this Agreement and Credit Contracts.

2.5.                              For the purposes of this Agreement one year shall be deemed to consist of 365 days.

2.6.                              When Credits are allotted, the Borrower shall additionally pay to the Creditor:

Up-front-fee – commission for mobilization of monetary resources consisting of 1% per cents from the amount of mobilized monetary and currency recourses. It shall be paid within 3 (three) Business Day after acceptance of any Loan by the Borrower.

2.8.                              Hereby the Parties agree that obligation of Shareholder 2 to repay for the Borrower a portion of the Loan, allotted to it under the Basic Loan Agreement, in amount of $15,000,000.00 (15 million) USD as it was established by the paragraph 5.1.1. a) of Basic Loan Agreement, is replaced now by the obligation of Shareholder 2 to allot to the Borrower the Loan in the same amount, namely $15,000,000.00 USD on contractual terms. The Parties agreed that this provision cancels all previous provisions and agreements established Shareholder 2’s obligation to repay for the Borrower the mentioned above portion of the Loan in amount $15,000,000.00 (fifteen million) USD, irrespectively what documents contain these provisions;

3.                                      Purpose for Allotting the Loan Limit

3.1.                              The purpose for of allotting the Loan Limit is to finance the Project for further industrial oil and gas Production within the Contract Territory.

3.2.                              The Credits shall be allotted if the Borrower meets the Creditor’s all requirements for execution of the documents mentioned in this Agreement, execution of pledge for Shares 1 and Shares 2, Equipment and the Subsoil Use Right as a Security of obligations under this Agreement.

3.3.                              The Credit may be allotted as well in other ways agreed by the Parties in every particular case according to the Financing Scheme.

3.4.                              All Credit Contracts shall include a reference to this Agreement.

3.5.                              The Borrower shall meet the Creditor’s requirements for execution of documents, submission of contracts, agreements, the technical and economic feasibility, business plans, and documents confirming Intended Use of requested credit resources, submission of other information required by the Creditor to monitor using of the Loan.

3.6.                              Under and in pursuance of this Agreement, the Creditor shall perform all necessary actions to allot the Credits to the Borrower and to ensure their repayment, including:

3.6.1.                     shall receive all necessary information to fulfill its obligations;

3.6.2.                     shall render bank services to the Borrower, including calculations on the Credits allotted (on the principal debt amount and on the Interest);

3.6.3.                     shall control Intended Use of Credit resources and their repayment;

3.7.                              After signing of this Agreement in accordance with the date stated in this Agreement, the Creditor shall allot the Credits on conditions stipulated by the Credit Contracts. The date when money is paid off from the Borrower’s Loan Account shall be deemed as the Date of charging of the Interest.

3.8.                              The Loans allotted within the limits of this Agreement and the Interest to be paid and any other due payments shall be wired to the Creditor’s account within the terms and in amounts provided by this Agreement and Credit Contracts.

3.9.                              The Borrower agrees to submit all necessary documents and resolutions of general meetings to Kazakhstan Legal Group Ltd., if its organizational and legal form is changed. All changes to the Borrower’s organizational and legal form shall be made by the Creditor’s Legal Advisor, Kazakhstan Legal Group Ltd., or agreed upon with the latter. Upon such agreement with Kazakhstan Legal Group Ltd., changes to the organizational and legal form can be executed by another company, at the Borrower’s or the Shareholder 2’s option.

3.10.                        For efficient fulfillment of this Agreement and control for Intended Use of loan resources, the Borrower agrees to keep all its accounts at the Creditor, including its subsidiaries and branches.

4.                                      Conditions of Allotting the Loan

4.1.                              The Credits shall be allotted, if:

4.1.1.                     The Shareholder 1:

performs all required procedures to sign this Agreement and changes to the respective Pledge Agreement, including obtains permissions from its internal management bodies, as well as other agreements from state agencies of the Shareholder 1’s country, if necessary, and other accommodations;

makes a necessary decision for signing of this Agreement by the Borrower and making amendments to the respective Pledge Agreements and to meeting requirements of the legislation of RK related to the procedure of concluding large transactions;

fulfill its obligations mentioned in paragraphs 3.1.11., 3.1.12, point 7.2., and section 10 of the Sale-Purchase Agreement of the Shares;

does not breach its obligations stipulated in paragraphs 5.1.5. and 5.1.3. of the Sale-Purchase Agreement of the Shares;

inserts respective amendments to the Sale-Purchase Agreement of the Shares and other agreements to free the Shareholder 2 from paying off $15,000,000 on behalf of the Borrower under Basic Loan Agreement.

4.1.2.                                 The Borrower shall transfer Equipment and the Right of Subsoil Use to the Creditor as the pledge to secure its liabilities under this Agreement, shall register changes and amendments to the Equipment Pledge Agreements and the Pledge Agreement for the Right of Subsoil Use with authorized state agencies, as well as shall fulfill other obligations stipulated in paragraph 2.1.1. of this Agreement.

4.1.3.                                 Shareholder 2:

perform all necessary procedures for signing of this Agreements and making amendments into corresponding pledge agreements, including obtaining of resolutions of its internal management bodies as well as permissions of state authorities, if necessary, and other accommodations;

makes necessary decision on concluding b the Borrower of this Agreement and making amendments into the correspond pledge agreements and meeting of the requirements of RK legislation for the procedure of making large deals;

meets the requirements stipulated in paragraph 7.1 in section 10 of Shares Sale and Purchase Agreement;

insert to the Shares Sale and Purchase Agreement as well as other agreements respective amendments to free the Shareholder 2 from payment of $15,000,000 US Dollars on behalf of the Borrower under Basic Loan Agreement.

4.2.                              Any amounts of the Loan shall be allotted by OJSC Bank TuranAlem only if documents bear two signatures: signature of the Borrower’s Chief Executive Officer and signature of either Finance Deputy Chief Executive Officer, or of the Chairman of its Board of Directors (one of these signatures shall be of a representative of the Shareholder2). If instructions and payment documents are received by OJSC Bank TuranAlem to initiate any operations from the Borrower’s settlement account lacking two signatures (one of the Chairman of the Borrower’s Board and one of either the Chairman of its Board of Directors or Finance Deputy Chairman of the Borrower’s Board, one of which shall be of a representative of the Shareholder2), OJSC Bank TuranAlem shall be entitled not to fulfill such instructions of the Borrower and shall notify the Shareholder1 and the Shareholder2 of breaching the said condition.

4.3.                            The Loans will be allotted to the Borrower with correspond execution of the Credit Agreements, where will be stipulated the particular terms of loans’ granting: volume of the loaned resources, terms, payment for using of the loan resources (Interest) and responsibilities of the Parties, etc. In the terms of the Credit Agreements, except other obligatory provisions, shall be a reference to this Agreement.

4.4.                              Any amount of the Loan shall be wired to the Borrower’s currency account #                 or the Borrower’s settlement account #                   .

4.5.                              The Credits shall be repaid on monthly basis, by the equal parts in the terms and in the amounts discussed by every Credit Agreements.

5.                                      Calculation and Payment of the Interest

5.1.                              The Interest shall be accrued to the amount of the outstanding debt on the loan, based on the actual number of days of using of the Loan, including the first day of its using, except for the day the Loan’s repayment. Payment of the Interest shall be performed as follows:

5.1.1.                     Interest calculated for first 24 months of loan using shall be paid at a time (by one tranche) after expiration of these 24 months;

5.1.2.                     Interest, calculated for the rest period of using of the Loan shall be paid every month of this period.

5.2.                              The period for charging of the Interest shall be committed from the date when credit resources are charged off from the Loan Account to the Borrower’s account or the account of a third person specified by the Borrower.

5.3.                              In case advance repayment of the Loan by the Borrower’s initiative, the Interest shall be calculated and paid as follows:

5.3.1.                     if the Borrower, pursuant to provisions of this Agreement transfers the Loan amount prior to the date stipulated in its notification of the advance repayment of the Loan, it shall pay the Interest as of the date specified in its such notification, as well as all additional payments provided for by this Agreement;

6.                                      Repayment of the Loan

6.1.                              The Creditor shall be entitled to take any measures provided for by the legislation and required for the Borrower to fulfill its obligations stipulated in this Agreement.

6.2.                              If the Final Maturity Date occurs, the Creditor shall be entitled to demand from the Borrower to repay the whole or any debt under this Agreement.

6.3.                              Prolongation of the period of validity of this Agreement shall be made through a written agreement between the Parties.

6.4.                              Repayment of the principal debt under the allotted Credits will be performed in accordance with the terms of this Agreement and Credit Agreements every month by equal portions after expiration of 24 months of provided grace period.

6.5.                              Amounts due from the Borrower under this Agreement shall be used by the Creditor to repay the debt in the following sequence:

6.5.1.                     repayment of the penalty amount on the Interest;

6.5.2.                     repayment of the amount of overdue Interest calculated for using of the Loan;

6.5.3.                     repayment of the overdue amount of the principal debt amount of the Loan;

6.5.4.                     repayment of the amount of Interest accrued for using of the Loan at the date of repayment;

6.5.5.                     repayment of the principal debt amount of the Loan.

6.6.                              If the date of repayment of the debt on the Loan and/or accrued Interest occurs on a day off, the Borrower shall transfer money to repay the debt on the Business Day following such day off. If the Business Day following such day off occurs in the following calendar month, the payment shall be made on the Business Day directly preceding such payment. Such slippage of the payment terms shall be taken into consideration when calculating the Interest, i.e. the Interest shall be calculated at a rate provided for by this Agreement as of the date of money’s actual entering in the Creditor’s account.

6.7.                              All payments due to the Creditor under this Agreement shall be made by the Borrower so that the Creditor receives an amount due to it under this Agreement in full, without any taxes, duties, customs, commissions and other charges deducted later, and in time, save for instances when such taxes, duties, customs and other charges are to be paid according to the State Bodies’ request, on payments made by the Borrower prior to the date such taxes, duties, customs and other charges take effect.

7.                                      Advance Repayment of the Loan

7.1.                              The Creditor shall have a right in a unilateral order refuse to fulfill this Agreement further, as well as to demand repayment of the Borrower’s full debt amount ahead of schedule, along with the Interest calculated under both this Agreement and Basic Loan Agreement, and to impose recovery on the Security, if:

7.1.1.                     Default of Cross Default occurs;

7.1.2.                     the Borrower lacks money to make the next payment on the Loan, and it is unlikely to receive this payment in 15 (fifteen) calendar days before the date of the next payment;

7.1.3.                     the Borrower’s property and bank accounts are subject to arrest or penalty;

7.1.4.                     the Borrower fails to fulfill any of its obligations it is endowed with according to this Agreement;

7.1.5.                     the Borrower’s legal status is reorganized or modified without prior agreement with the Creditor; in case of a change to the structure of the Borrower’s equity capital, transfer/sale of all or part of shares of the Borrower to third persons, cessation of the Borrower’s operations due to reorganization, liquidation, or bankruptcy of the Borrower, including exoneration procedures etc.

7.1.6.                     the Borrower, without prior consent of the Creditor, receives loans from other banks;

7.1.7.                     the Borrower breaches provisions of its Charter, Pledge Agreements, Credit Agreements, BLA, and other agreements signed under this Agreement.

7.1.8.                     the Borrower fails to fulfill its obligations provided for by paragraph 8.1. and 8.2. of this Agreement.

7.1.9.                     Potential Default occurs,

7.1.10.               the Loan is not used for the intended purpose;

7.1.11                  terms of repayment of the Loan and payment of the Interest and other payments are breached.

7.1.12.     the Borrower’s reorganization or changes to its Charter without prior consent of the Creditor,

7.1.13.               Shares Sale and Purchase Agreement is acknowledged invalid through the fault of or on initiative of the Shareholder 1;

7.1.14.     the Contract or the License is acknowledged invalid, the Contract or the License is suspended, the Authorized Body or State Bodies decide to terminate the Contract in a unilateral manner, or to withdraw the License; or the Contract is terminated at discretion either Party under the Contract.

7.1.15.     The Borrower of the Shareholder 1 fails to meet requirements provided for by paragraphs 2.1.1. and 4.1 of this Agreement.

7.1.16. The Shareholder 1 fails to meet provisions of paragraph 9.4. of this Agreement.

7.2.                              The Creditor shall be entitled to recommence financing within 5 (five) Business Days after the Borrower remedies all circumstances that caused suspension of financing.

7.3                                 The Borrower shall be entitled to fulfill its obligations related to repayment of the Credit amounts, L/C, bank guarantee, the Remuneration/interest, and other payments ahead of schedule only upon prior written notification of the Creditor. The Borrower shall notify the Creditor of such intention to repay a part or the whole Credit amount ahead of schedule at least 15 (fifteen) days before the supposed date of pre-term repayment of any portion of the Credit.

8.                                      Rights and Obligations of the Parties

8.1.                              The Borrower undertakes the following obligations:

a)             to use all its financial, commercial, information, administrative and other resources in full to ensure effective execution and proper fulfillment of its obligations under this Agreement, conforming to the current legislation of the Republic of Kazakhstan, as well as ecological norms and standards, safety standards, and to promptly provide required assets, conditions, services and other resources to fulfill this Agreement;

b)                                     not to modify its constitutional documents without the Creditor’s prior written consent; if the Creditor takes a negative decision, its refusal shall be reasonable, and a sufficient ground for the refusal shall be deemed possibility that the Borrower can evade fulfillment of its obligations under this Agreement following such modifications.

c)             not to reorganize (merge, incorporate, divide, separate, or modify) itself during the period of validity of this Agreement.

d)                                     to meet the Creditor’s reasonable demands the Creditor lays pursuant to provisions of this Agreement;

e)                                      to keep records and accounts according to the continuously maintained advanced accounting practice, to perform accounting operations and prepare financial statements (Balance Sheet and Income Statement) for each fiscal year;

f)                                        to have its own financial statement (Balance Sheet and Income Statement) for each fiscal year, confirmed by the independent Auditors;

g)                                     to submit to the Creditor notarized copies of its financial statements for the accounting period, not later than 90 (ninety) Business Days after the end of the fiscal year, as well as the auditors’ report prepared by the independent Auditors, in such scope and with such details as the Credit deems necessary;

h)                                     to submit reports of its financial performance and operation reports quarterly, as well as monthly reports of operations for the period of validity of this Agreement within 30 (thirty) Business Days from the end of each accounting period (month, quarter, year);

i)                                         to submit to the Creditor all necessary information which the latter can request under this Agreement, if this request is practicable, within 30 (thirty) calendar days;

j)                                         not to make any Investments without the Creditor’s prior consent;

k)                                      within the period of validity of this Agreement not to repledge the Security provided to secure its liabilities under this Agreement, and not to transfer any proprietary interests on the property owned by the Borrower without the Creditor’s special authorization;

l)                                         not to reduce the Borrower’s property without the Creditor’s prior special written authorization issued on conditions provided for by this Agreement;

m)                                   not to receive credits from other banks without the Creditor’s prior consent, until the Loan and the Interest are paid in full;

n)                                     to fulfill its liabilities under this Agreement as the priority in respect to its all other liabilities, both existing as of the date of signing this Agreement and those which can arouse later, within the period of validity of this Agreement.

o)                                     to take all necessary measures for keeping of Security’s safety, to prevent it from loss as well as provide and perform all necessary actions on execution of the pledge all Borrower’s property and assets, including all rights of claim as a security of Borrower’s obligations in front of the Creditor under Basic Loan Agreement and this Agreement, within 30 (thirty) days after these property and assets comes into the Borrower’s property or origination of the correspond Borrower’s right in case the pledge of such right is not prohibited by current legislation.

p)                                     without the Creditor’s written consent not to execute a deal and/or some interrelated deals associated with purchase, or direct or indirect alienation of the property, the total balance value of which exceeds KZT 400,000,000 (four hundred million Tenge);

q)                                     without the Creditor’s prior consent not to execute a deal and/or several interrelated deals associated with repurchase or sale, including the issue and placement of the Borrower’s securities or liabilities;

r)                                        immediately upon the Creditor’s request to transfer all its rights on its accounts receivable [debtor indebtedness] to the Creditor, within 10 (ten) Business Days;

s)                                      within 10 (ten) Business Days to notify the Creditor of any claims of a proprietary nature suited against the Borrower by the third party and that can cause a Potential Default;

t)                                        without the Creditor’s prior consent not to increase its liabilities to the amount exceeding in total KZT 400,000,000 (four hundred million Tenge), and such consent can be given by a member of the Creditor’s Board or a person authorized by it; the Borrower’s all notifications of its intention to execute such deals shall be in written and sent to the Creditor’s following address:

OJSC Bank TuranAlem, 97, microdistr. Samal-2, Almaty 480099,

Tel.: 50-51-31, 50-01-19, 50-01-16, 50-51-00

Fax: 50-02-24, or to another address or telephone/fax number which the Creditor will notify the Borrower about in written.

u)                                     the Borrower undertakes never held its general meetings without participation of the Creditor’s representative. Thus, the Contractor shall notify the Contractor in written form not later than in two weeks before holding of the general meeting. This notification shall be drafted in form established by legislation for notification of the shareholders, and it shall be accompanied with all materials related to the general meeting’s agenda. Failure to meet this requirement shall be considered as a basis for termination of the financing by the creditor, collecting of the indebtedness under the Basic Loan Agreement and this Agreement ahead of the schedule as well as levy execution to the pledges and other securities.

v)                                     Any notification or other information shall be deemed sent to the Creditor once it is handled out as follows:

1.                                       if handled out in person or through the messenger on the date of delivery;

2.                                       if sent by telex;

3.                                       if sent by fax, if the Creditor receives later the original notification signed by an authorized representative of the Borrower sent through DHL, Express etc.

w)                                   Any notification by the Borrower of its intention to execute a deal worth over KZT 400,000,000 (four hundred million Tenge) shall be considered by the Creditor within 2 (two) Business Days. The Borrower shall be entitled to execute deals mentioned in this paragraph only if the Creditor’s original consent is available to it. Any breach of the said condition by the Borrower can cause suspension of financing of the Project and enables the Creditor to demand from the Borrower to repay all funds it received earlier under this Agreement as well as to repay the Borrower’s liabilities, bonds and other securities within 60 (sixty) days upon receipt of such demand from the Creditor, under this Agreement.

8.2.                              The Borrower, without the Creditor’s prior consent, agrees not to:

a)             announce about payment of dividends, or to pay them, if and until:

1.                                       the Payment Deadline occurs;

2.                                       the Borrower fails to make payments under this Agreement in time;

b)                                     sign agreements for finance leasing and leasing of its equipment;

c)                                      undertake another liability which is not provided for by this Agreement, save for obligatory payments to the budget of the Republic of Kazakhstan;

d)                                     to guarantee third parties’ liabilities;

e)                                      to issue pawns on third persons’ liabilities;

f)                                        to cause any rights of retention of the property for debts, save for the Security of Credit Repayment, or rights based on the law and arousing from the routine business conduct;

g)                                     to make any agreements or transactions resulted with transfer of management of Borrower’s business or Operations to the third party;

h)                                     to modify its Charter or to change the sum of its share capital;

i)                                         to cancel, change, or waive any provision of this Agreement;

j)                                         to sell, transfer, lease, or dispose of any part of its property worth over KZT 400,000,000 (four hundred million Tenge) per month, except for oil and gas produced.

8.3.                              The Creditor shall be entitled to:

8.3.1.                     laid Additional Requirements to the Borrower related to fulfillment of this Agreement, and if the Borrower fails to fulfill such Requirements – to stop financing of the Project and take measures against the Borrower provided for by this Agreement, including but not limited to demands of pre-term and immediate repayment of funds by the Borrower the latter received earlier under this Agreement or Basic Loan Agreement ;

8.3.2.                     to request any information or documents from the Borrower;

8.3.3.                     to demand from the Borrower repayment of all costs (business tour expenses, exporters’ services, lawyer’s fee) the Creditor incurred in respect to financing of the Project, but not more than KZT 100,000.00 (one hundred thousand Tenge) per month;

8.3.4.                     to reenter the Borrower’s loan debt on the Credit in account books as a debt in both Tenge and U.S. dollars (or in other currencies), and vise versa;

8.3.5.                     if the Borrower fails to fulfill or fulfills its obligations related to repayment of the amount of the Remuneration/interest calculated in a materially improper way, and if an overdue debt occurs the Creditor shall stop calculating the Remuneration/interest on the unilateral basis, if duration of the delay of payments on the Interest makes up 30 (thirty) calendar days;

8.3.6.                     to recommence calculating the Interest in a unilateral manner, from the date calculation was ceased;

8.3.7.                     not to stop calculating the Remuneration/interest;

8.3.8.                     to suspend and recommence calculation of the fine in a unilateral manner, for delays of both repayment of the principal amount of the Credit and payments on the Remuneration/interest.

8.4.                              The Shareholder 1 agrees:

8.4.1.                     to act as a guarantor of the Borrower’s liabilities arousing from this Agreement immediately upon the Creditor’s request;

8.4.2.                     to give its consent to providing the Security;

8.4.3.                     during the period of validity of this Agreement and until its obligations under the Agreement for purchase/sale of shares are fulfilled in full, not to initiate its reorganization or liquidation without the Creditor’s prior consent;

8.4.4.                     for the period of validity of this Agreement and until its obligations under the Agreement for purchase/sale of shares are fulfilled in full, to prevent reorganization or liquidation of the Borrower, save in instances, when the Creditor has agreed with such reorganization;

8.4.5.                     not to drop out from the Borrower’s participants or alienate all or a part of the Borrower’s Shares 1, without the Creditor’s prior consent;

8.4.6.                     without the Creditor’s prior consent not to sign any agreements due to which the Borrower’s business or operations would be managed by the third party, save instances stipulated by this Agreement;

8.4.7.                     without the Creditor’s prior consent, within the period of validity of this Agreement not to introduce any changes or amendments, or to authorize any changes to the Borrower’s Charter, or to cause a change to the Borrower’s share capital;

8.4.8.                     within the period of validity of this Agreement not to sell, or transfer, or dispose of, or assign, or pledge, or encumber in another way the whole or a part of the Borrower’s Shares 1, save to the Creditor or its representative, as well as not to take any actions which can cause a change to Shares 1 or rights covering all or one of the Shares 1, unless the Creditor’s prior written consent to this is received.

8.5.                              The Shareholder2 agrees:

8.5.1.                     to act as a guarantor of the Borrower’s liabilities arousing from this Agreement immediately upon the Creditor’s request;

8.5.2.                     to give its consent to providing the Security;

8.5.3.                     during the period of validity of this Agreement and until its obligations under the Agreement for purchase/sale of shares are fulfilled in full, to prevent the Borrower’s reorganization or liquidation without the Creditor’s prior consent, save for instances when the Creditor has agreed with such reorganization;

8.5.4.                     without the Creditor’s prior consent not to drop out of the Borrower’s participants or to alienate all of a part of the Borrower’s Shares 2;

8.5.5.                     without the Creditor’s agreement not to sign any agreements due to which the Borrower’s business or operations would be managed by the third party, save for instances stipulated by this Agreement

8.5.6.                     without the Creditor’s prior consent, within the period of validity of this Agreement not to introduce any changes or amendments, or to authorize any changes to the Borrower’s Charter, or to cause a change to the Borrower’s share capital

8.5.7.                     within the period of validity of this Agreement not to sell, or transfer, or dispose of, or assign, or pledge, or encumber in another way the whole or a part of the Borrower’s Shares 2, save to the Creditor or its representative, as well as not to take any actions which can cause a change to Shares 1 or rights covering all or one of the Shares 1, unless the Creditor’s prior written consent to this is received.

9.                                      Security of Fulfillment of Obligations

9.1.                              The Creditor and the Borrower agree that the Pledge Agreements and other kinds of Security shall include a reference to this Agreement to as the principal liability.

9.2.                              Non-fulfillment or improper fulfillment if its obligations under agreements signed under this Agreement by the Borrower shall be deemed as non-fulfillment or improper fulfillment of this Agreement.

9.3.                              If the Borrower fails to fulfill its obligations related to repayment of the Credit, the Creditor shall be entitled to impose a penalty on the Security through its the forced extrajudicial sale pursuant to requirements of the current legislation and provisions of this Agreement.

9.4.                              The Security of fulfillment of the Borrower’s obligations under this Agreement is:

9.4.1.                     Shares 1 –9,550 (nine thousand five hundred and fifty) common registered shares of the Borrower, with NIN (National Identification Number) KZ1C41630418, and KZT 1,000 (one thousand Tenge) par value, issued in uncertified form and owned by the Shareholder 1 as per the proprietary right;

9.4.2.                     Shares 2 – 9,550 (nine thousand five hundred and fifty) common registered shares of the Borrower, with NIN (National Identification Number) KZ1C41630418, and KZT 1,000 (one thousand Tenge) par value, issued in uncertified form and owned by the Shareholder 1 as per the proprietary right;

9.4.3.                     The Right of Subsoil Use for the oilfield South Alibek located in Mugalzharsky district, Aktyubinsk Oblast, Republic of Kazakhstan, pursuant to the Pledge Agreement # 52/z dated February 4, 2002;

9.4.4.                     The Borrower’s all assets, including those will be purchased in future, proprietary rights and any other property which can be imposed a penalty on according to the current legislation of the Republic of Kazakhstan;

9.4.5.                     If the Borrower breaches provisions of this Agreement which causes a penalty imposed on the Security, the Pledger shall not be entitled to oppose the Creditor in any way when the Creditor takes measures to impose a penalty on the Security pursuant to provisions of this Agreement and the legislation of the Republic of Kazakhstan. If the Borrower opposes any measures required to impose a penalty on the Security, the Creditor shall be entitled to satisfy its demand judicially. In this case, all costs shall be borne by the unsuccessful Party.

9.4.6.                     The Borrower entitles the Creditor to withdraw in acceptance-free way any sums of debts/money formed because of non-fulfillment or improper fulfillment of the Borrower’s obligations under this Agreement or other agreements signed under this Agreement, by the Borrower. Such debt can be charged off from any bank accounts of the Borrower in the order specified by the current legislation of the Republic of Kazakhstan.

9.4.7.                     An amount received to the Loan Account from the sale of the pledged property shall be used to repay the Borrower’s current debt to the Creditor on the Credit allotted.

10.                               Responsibilities of the Parties

10.1                           Conditions of the Parties’ responsibility shall be provided for by this Agreement. Responsibility for non-fulfillment/improper fulfillment of obligations under the Credit Contracts and Pledge Agreements is deemed as responsibility under this Agreement when considering the issue on imposing execution on the Security.

10.2                           The Borrower shall bear responsibility for substantial non-fulfillment of improper fulfillment of provisions of this Agreement aroused because of actions by its employees, agents, representatives or other persons it designated.

10.3                           Transactions which directly and/or indirectly breach requirements and provisions of this Agreement shall be ineffective, and persons being guilty of execution of the same, shall bear responsibility provided for by the current legislation of the Republic of Kazakhstan.

10.4                           The Creditor shall bear responsibility for non-fulfillment or improper fulfillment of provisions of this Agreement aroused because of actions by the Creditor, its employees, representatives or other persons it designated.

10.5                           In case of an untimely fulfillment of obligations related to payment of the Remuneration/interest calculated for the Credit’s utilization and the principal debt on the Credit, the Borrower shall to pay to the Creditor the fine of 0.8% (point eight percent) of the due Remuneration/interest amount per each day of untimely fulfillment of the Borrower’s obligations or of the principal debt on the Credit.

10.6                           Payment of fines/penalty and compensation of damages in case of non-fulfillment or improper fulfillment of obligations do not exempt the Borrower from proper fulfillment of provisions of this Agreement.

10.7                           The Borrower’s liabilities to the Creditor on a stated amount (principal debt, the Remuneration/interest, forfeit etc.) which are due under this Agreement shall be cancelled from the date the respective amount is paid off.

10.8                           For a material breach of provisions of this Agreement the Creditor shall be entitled to terminate this Agreement in a unilateral manner, the Credit amount and the Remuneration/interest calculated on the actual period of utilization of the Credit charged from the Borrower.

10.9                           If obligations stipulated by paragraphs 8.1. and 8.2. of this Agreement are not fulfilled, the Borrower shall pay to the Creditor the fine of 0.8% (point eight percent) of the principal debt amount on the Credit per each day of non-fulfillment of provisions stipulated by the said paragraphs, until these provisions are completely met, or the Creditor reserves the right to demand repayment of the Credit ahead of schedule.

10.10                     Cases of non-fulfillment or material improper fulfillment of provisions of this Agreement by the Borrower shall be deemed by the Creditor as the Default. If a Default occurs, the Creditor shall be entitled to take any measures provided for by the current legislation to protect its interests, including forced extrajudicial recovery from the Security.

10.11                     If provisions of this Agreement are breached by either Party, the guilty Party shall compensate all damages to the other Party caused by such breach, including legal costs, unless this Agreement provides otherwise.

10.12                     The Borrower shall pay the penalty in Tenge at the Creditor’s current exchange rate on the date of payment.

If money is transferred to the Creditor in a hard currency and the Creditor uses this money to repay the forfeit, the Borrower shall entrust the Creditor to convert the said sum to Tenge. In case of payment of the forfeit, the Creditor shall charge commissions from the Borrower for the conversion of a foreign currency to Tenge, at the Creditor’s tariffs.

11.                               Special Conditions

11.1.                        Within the period of validity of this Agreement, any subcontracts, other deals worth at least KZT 400,000,000 (four hundred million Tenge) related to purchase or sale of any tangible assets or components, or finished products shall be entered by the Borrower on the tender basis, and on conditions that do not contradict to this Agreement. Tenders are not required, if there is the only supplier of the necessary equipment, or standardization or equipment require a single supplier, or urgency of the supplies limits proper holding of the tender. In such cases, the Creditor shall be consulted with and notified of such mitigating circumstances to perform urgent purchase of material or services.

11.2.                        Any transaction concluded in defiance of provisions of this article shall be deemed as a reason to stop financing of the Project under this Agreement.

12.                               Order of Settlement of Disputes and the Applicable Laws

12.1.                        All disputes arousing between the Parties shall be settled by negotiating in order to achieve a mutually acceptable decision.

12.2                           The Parties have agreed to consider all disputes/discrepancies arousing in connection with or in respect of this Agreement at the permanent Arbitration at the law firm Digesta Ltd., and upon request of OJSC Bank TuranAlem, at its option: either at the permanent Arbitration at the law firm Digesta Ltd., or at a court of common jurisdiction, pursuant to the legislation of the Republic of Kazakhstan.

12.3.                        The Parties agreed to execute the judgments of the Arbitration at the law firm Digesta Ltd. voluntary. In case of any Party’s refusal to execute the arbitration’s judgment voluntary, the successful party has a right to file to the court of common jurisdiction for enforcement of the arbitration judgment. Non-fulfillment of the arbitration judgment by the Party shall be considered as non-fulfillment of contract obligations.

12.4.                        The applicable laws are the legislation of the Republic of Kazakhstan.

13.                               Period of Agreement’s Validity

13.1                           This Agreement shall take effect from the date it is signed by the Parties’ authorized representatives.

13.2.                        This Agreement shall be in effect until the Parties properly fulfill their obligations provided for by this Agreement, after which all its provisions are to be deemed ceased to be effective.

14.                               Meeting Requirements of the Laws on Preservation of Environment, Health and Safety

14.1.                        The Borrower guarantees that throughout the term of this Agreement its activities, operations, assets (wherever they are located or whatever they are) will meet provisions of all applicable laws and by-laws of the Republic of Kazakhstan related to preservation of environment, health and safety. The Borrower verifies that on the date of signing of this Agreement it has obtained all necessary licenses, permissions, certificates, and approvals related to atmospheric emissions, pollution of aquatic environment, soil, liquid and solid water drains, use, transportation, storage, and disposal of hazardous substances, wastes, or other environmental matters, matters concerning health and safety, which are required to perform jobs under the Project, prior to the date of signing of this Agreement, and has paid all respective taxes and other obligatory payments to the budget, as well as it has not received any notifications, decisions or other demands from state bodies to remedy any breaches of requirements of the laws of the Republic of Kazakhstan on preservation of environment, health and safety, which the Borrower has not remedied.

14.2                           Licenses, permissions, certificates, and approvals mentioned above in this paragraph, shall be in effect throughout the term of this Agreement.

14.2.                        Throughout the term of this Agreement, the Borrower agrees to perform its activities in accordance with specified requirements for public health, labor protection and safety for its employees. The Borrower agrees to provide its employees with working conditions meeting requirements of the laws, including but not limited to, those concerning labor hours, rest period, minimum salaries, work measurement, insurance of liability for damage caused to employees’ health and lives when the latter perform their duties.

15.                               Confidentiality

15.1                           The Parties shall not be entitled to disclose or use for any purposes any information they obtained under this Agreement (hereinafter referred to as the Confidential Information), save when:

15.1.1. the other Party’s prior written consent to this is available;

15.1.2. this can be necessary according to requirements of the laws or in connection with a respective decision taken by the authorized State Agencies.

15.2                           The Confidential Information does not include the following dates:

15.2.1. which have been public by the time they are used or disclosed;

15.2.2. submitted to the Parties by a person to which they became available in a legal way and who has a legal right to distribute such information.

16.                               Additional Terms

16.1.                        This Agreement can be changed or amended upon agreement between the Parties in the order specified by this Agreement.

16.2.                        This Agreement cannot be changed, amended and/or terminated in a unilateral manner, save for cases provided for by this Agreement.

16.3.                        This Agreement is made in 5 originals which have equal legal force, in Russian and English. If case of any discrepancies, this Agreement in Russian language shall prevail.

16.4.                        All terms and conditions of this Agreement are binding upon the Parties or shall be applied to for the Parties’ benefit.

16.5.                        Either Party shall be entitled to assign its rights and obligations under this Agreement (either fully or partially) only upon receipt of the other Party’s written consent.

16.6.                        Provisions of this Agreement cover the Bank Loan Agreement #2000/03/100/147 dated April 17, 2003 and the Bank Loan Agreement #2000/03/100/161 dated April 23, 2003, Bank Loan Agreement (credit agreements) #200/03/100/197 dated May 12, 2003 those were signed by the Borrower and Creditor deemed as signed within the limits of this Agreement and are integral parts of this Agreement.

17.                               Legal Addresses and Bank Details of the Parties:

THE CREDITOR:

OJSC Bank TuranAlem,

480099 Republic of Kazakhstan,

Almaty, microdistr. Samal 2,

97, Zholdasbekov St., IIK 300166019 in the Payment System Department of the National Bank of the Republic of Kazakhstan, BIK 190501319, RNN 600900114104

THE BORROWER:

SOJSC ‘CASPI NEFT TME’

Republic of Kazakhstan,

248 Dostyk Avenue #12

Almaty, Kazakhstan 480020

RNN 600900159346, Account 914467060

In the Almaty subsidiary of OJSC Bank TuranAlem

BIK 190501306

THE SHAREHOLDER 1:

Transmeridian Exploration Inc.

397 N. Sam Houston Pkwy East, Suite 300, Houston, Texas, 77060

THE SHAREHOLDER 2:

BRAMEX MANAGEMENT INC.

Sea Meadow House, Blackburn Highway, P.O.B. 116, Road Town, Tortola,

British Virgin Islands

SIGNATURES OF THE PARTIES:

ON BEHALF OF THE CREDITOR:

/s/ A. K. Saparov
A. K. Saparov

ON BEHALF OF THE BORROWER:

/s/ A. Kunevich
A. Kunevich

/s/ M. K. Sarkytayev
M. K. Sarkytayev

ON BEHALF OF THE SHAREHOLDER 1:

/s/ L. Olivier
L. Olivier

ON BEHALF OF THE SHAREHOLDER 2:

/s/ K. Sadykov
K. Sadykov